Exhibit 10.9

HOLDER (AS DEFINED HEREIN) OF THIS PURCHASE OPTION AND THE COMPANY (AS DEFINED HEREIN) BY THEIR ACCEPTANCE HEREOF, AGREE THAT THEY WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION OR THE SHARES OF COMMON STOCK UNDERLYING THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.  THIS PURCHASE OPTION AND THE SHARES OF COMMON STOCK UNDERLYING THIS PURCHASE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR APPLICABLE STATE LAW.  THIS PURCHASE OPTION AND THE SHARES OF COMMON STOCK UNDERLYING THIS PURCHASE OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.  THE SHARES OF COMMON STOCK UNDERLYING THIS PURCHASE OPTION ARE NOT ELIGIBLE FOR RESALE UNDER RULE 144 UNDER THE ACT.

PURCHASE OPTION

FOR THE PURCHASE OF

9,493,430 SHARES OF COMMON STOCK

OF

DR. TATTOFF, INC.

1. Purchase Option.  This certifies that, in consideration of $100 duly paid, Chicago Investments, Inc. (“Holder”) is entitled, at any time or from time to time beginning on the date hereof and ending at 5:00 p.m., Eastern Time, on August 10, 2011 (such date the “Expiration Date”), but not thereafter, to purchase and receive from Dr. Tattoff, Inc. (the “Company”), in whole or in part, up to 9,493,430 shares (“Shares”) of common stock of the Company, par value $.0001 per share (“Common Stock”), at $.052668 per Share so purchased (the “Exercise Price”).

2. Rule 144.  Holder acknowledges and agrees that the Shares are not currently eligible for resale under Rule 144 under the Act.

3. Exercise. In order to exercise this Purchase Option, the subscription agreement attached as Exhibit A to the Company’s Offering Document dated April 30, 2010 must be duly executed and completed and delivered to the Company in accordance with the terms therein.  If the rights of Holder represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

4. Transfer.  The registered Holder of this Purchase Option, by Holder’s acceptance hereof, agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Purchase Option other than to affiliates of Holder and stockholders of the Company prior to the Expiration Date with prior written notice to the Company.

5. Adjustments.  The number of Shares underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

5.1 Stock Dividends, Aggregation of Shares.  In case, prior to the expiration of this Purchase Option by exercise or by its terms, the Company shall issue any additional shares of Common Stock as a dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares of Common Stock, then in either of such cases, the then applicable Exercise Price per Share purchasable pursuant to this Purchase Option in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to this Purchase Option shall be proportionately increased; and conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares of Common Stock into a smaller number of shares of Common Stock then, in such case, the then applicable Exercise Price per Share purchasable pursuant to this Purchase Option in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Purchase Option shall be proportionately decreased.

5.2 Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option prior to such event.

6. No RIGHTS AS A STOCKHOLDER.  Nothing herein shall be construed as conferring upon Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

7. Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

8. Entire Agreement.  This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9. Binding Effect.  This Purchase Option shall inure solely to the benefit of and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

10. Governing Law; Submission to Jurisdiction.  This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.  The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the District of Delaware, and each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  The Company and Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its(their) reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11. Execution in Counterparts.  This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

12. NOTICES.  All notices and other communications given or made pursuant to this Purchase Option shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 12.

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In Witness Whereof, the parties have caused this Purchase Option to be signed as of the 21st day of January, 2011.

DR. TATTOFF, INC.

By: /s/ John Keefe
Name: John Keefe
Title: Chief Executive Officer
Address: Dr. Tattoff, Inc.
8500 Wilshire Blvd. # 105
Beverly Hills, CA 90211
E-mail: john@drtattoff.com

CHICAGO INVESTMENTS, INC.

By: /s/ Joshua Kanter
Name: Joshua Kanter
Title: President
Address: Suite 330
Salt Lake City, UT
E-mail: joshkanter@chicagoadvisory.com